Filed Pursuant to Rule 424(b)(5)
Registration No. 333-219887

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 30, 2017)

$20,000,000

Common Shares

We have entered into a Controlled Equity OfferingSM Sales Agreement, or sales agreement, with Cantor Fitzgerald & Co., or Cantor Fitzgerald, relating to our common shares, no par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, from time to time we may offer and sell our common shares having an aggregate gross sales price of up to $20.0 million through Cantor Fitzgerald, acting as sales agent, pursuant to this prospectus supplement and the accompanying prospectus.

Our common shares are listed on the Nasdaq Capital Market under the symbol “SPHS.” On December 6, 2018, the last reported sale price of our common shares as reported on the Nasdaq Capital Market was $2.03 per share.

Sales of our common shares, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Subject to terms of the sales agreement, Cantor Fitzgerald is not required to sell any specific number or dollar amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor Fitzgerald will be entitled to a commission of 3.0% of the gross sales price per share sold under the sales agreement. See “Plan of Distribution” beginning on page S-11 for additional information regarding Cantor Fitzgerald's compensation. In connection with the sale of our common shares on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act.

Investing in our common shares involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-[●] of this prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 7, 2018

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of our common shares. Before buying any of the common shares that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

When we refer to “Sophiris,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Sophiris Bio Inc. and its consolidated subsidiaries, unless otherwise specified.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common shares and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the sales agent has not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, servicemarks and tradenames owned by us or other companies. All trademarks, servicemarks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common shares. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-[●] of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

We are a clinical-stage biopharmaceutical company focused on developing innovative products for the treatment of urological diseases. We are headquartered in San Diego, California and our common shares trade on the Nasdaq Capital Market. We are currently developing topsalysin (PRX302) as a treatment for clinically significant low to intermediate risk localized prostate cancer and as a treatment for the lower urinary tract symptoms of benign prostatic hyperplasia, or BPH, commonly referred to as an enlarged prostate. Topsalysin, a first-in-class, pore-forming protein, is a highly ablative agent that is selective and targeted in that it is only activated by enzymatically active prostate specific antigen, or PSA, which is found in high concentrations around prostate tumor cells and in the transition zone of the prostate. In 2004, we licensed exclusive rights to topsalysin from UVIC Industry Partnerships Inc., or UVIC, and The Johns Hopkins University, or Johns Hopkins, for the treatment of prostate cancer and in 2009, we licensed exclusive rights to topsalysin from UVIC and Johns Hopkins for the treatment of the symptoms of BPH. In April 2010, we entered into an exclusive license agreement with Kissei Pharmaceuticals Co., Ltd., or Kissei, pursuant to which we granted Kissei the right to develop and commercialize topsalysin in Japan for the treatment of the symptoms of BPH, prostate cancer, prostatitis or other diseases of the prostate.

Topsalysin, a genetically modified recombinant protein, is delivered via ultrasound-guided injection directly into the prostate. This membrane-disrupting protein is selectively activated by enzymatically active PSA which is only present in the prostate, leading to localized cell death and tissue disruption without damage to neighboring tissue and nerves. This method of administration limits the circulation of the drug in the body, and we believe that this limited systemic exposure to the drug, together with how the drug is activated in the prostate, greatly diminishes the risk of side effects. We believe that the highly targeted mechanism by which topsalysin selectively destroys prostate tissue in BPH makes topsalysin a potential focal treatment for clinically significant localized prostate cancer.

In the third quarter, we announced updated top-line interim safety and biopsy data following a single administration of topsalysin from our ongoing open-label, Phase 2b clinical trial to confirm the dose and optimize the delivery of topsalysin for the treatment of clinically significant low to intermediate risk localized prostate cancer. The primary objective of this trial is to evaluate the safety and tolerability of a single, and if applicable, a second administration of topsalysin, when used to focally ablate a histologically-proven, clinically significant lesion in patients with localized prostate cancer.

In the Phase 2b clinical trial, 38 patients with pre-identified, localized prostate cancer received a single administration of topsalysin at eight clinical trial sites in the United Kingdom and United States. Six months after administration, patients received a follow-up targeted biopsy of the treated lesion. Six-month follow-up biopsies have been undertaken and evaluated from 37 of 38 patients treated with a single dose of topsalysin. One patient moved away from the treating facility and we have been unable to get in contact with him.

To date, a single administration of topsalysin continues to appear safe and well tolerated by patients with no new safety signals. No hypersensitivity reactions or other serious systemic reactions to study medication were observed after a single administration. Safety analysis to date of all 38 patients receiving a single administration of topsalysin indicate the following adverse events occurred in more than one patient and were considered related to topsalysin: dysuria (3 patients), urinary retention (3 patients), nocturia (2 patients), micturition urgency (2 patients) and strangury (2 patients). All adverse events were considered mild and typically resolved within the same day. One event of micturition urgency was considered severe and resolved the same day and one event of urinary retention was considered moderate and the event was considered resolved after the patient underwent a transurethral resection of the prostate.

In May 2018, an independent data monitoring committee, or IDMC, met to review the safety data from all 38 patients administered a single dose of topsalysin as well the safety data available on the first seven patients who received a second administration of topsalysin. At that time, the IDMC unanimously recommended the clinical trial continue without changes to the protocol. To date, over 450 patients have received a single administration of topsalysin at various doses across multiple clinical trials.

A secondary objective of this trial is to evaluate the efficacy of a single administration of topsalysin and, if applicable, a second administration of topsalysin to selectively target and focally ablate a pre-identified lesion.

A single administration of topsalysin continues to demonstrate an ability to ablate targeted prostate cancer cells. Based on the six-month biopsy results for 37 patients, 27% of patients (10/37) demonstrated a clinical response, defined in this trial as no detectable tumor on targeted biopsy of the treated lesion or a sufficient reduction to deem the lesion clinically-insignificant (cancer lesion of Gleason Score 6 (pattern 3+3) and a maximum cancer core length, or MCCL, of less than 6 millimeters). This compares favorably to 17% of patients (3/18) moving to clinically insignificant disease in the previously completed Phase 2a localized prostate cancer clinical trial. Of the 10 clinical responders in the Phase 2b trial, six patients experienced a complete ablation with no histological evidence of the targeted tumor remaining. (A Gleason pattern is a grading system utilized to describe how aggressive a prostate tumor is and how likely it is to spread. Generally, there are five recognized Gleason histological patterns and a higher Gleason pattern indicates a more aggressive tumor).

Additionally, the Phase 2b single administration follow-up biopsy data showed that:

●

41% of patients (15/37) experienced a partial response, defined as a reduction in MCCL and/or Gleason pattern, but the targeted lesion was still deemed clinically-significant based on the targeted biopsy; and

●	32% (12/37) of patients did not respond to treatment defined as no change in the targeted lesion or an increase in MCCL and/or Gleason pattern.

We believe the safety and biopsy data from the first administration of topsalysin supports moving forward into potential registration trials. We have begun planning for a Phase 3 clinical trial for topsalysin for the treatment of clinically significant low to intermediate risk localized prostate cancer and initiation of this clinical trial is subject to receiving additional financing. We expect to obtain formal regulatory guidance on a design for a Phase 3 registration trial in the first half of 2019 from both the Food and Drug Administration, or FDA, and European Medicine Agency, or EMA.

The Phase 2b prostate cancer clinical trial was the first trial designed to allow qualified patients to receive a second administration of topsalysin six months after initial treatment with a targeted biopsy to occur 24 weeks following the second administration. To be eligible to receive a second administration, patients could not have experienced a clinically-significant adverse event attributable to either topsalysin or the dosing procedure from the first administration and have demonstrated evidence of a response to treatment with topsalysin, either through a reduction in lesion size, Gleason pattern, or MCCL. The objective of re-administering topsalysin is to assess the safety of giving a second administration of topsalysin and to determine if additional clinical benefit is observed six months after the second administration.

Eleven patients elected to receive a second administration of topsalysin. In June 2018, we were notified that a patient death occurred on the same day as their second administration. In August 2018, we announced the conclusion of the investigation into the death of the patient which concluded that the patient death was unlikely to be related to either topsalysin or the procedure. The other patients who received a second dose of topsalysin continue to be monitored per the trial’s protocol and six month follow-up safety and biopsy data are expected to be available late in the fourth quarter of 2018. We will continue to evaluate whether future clinical development will include an option to administer a second dose as we receive more information from the 10 patients who received a second dose.

We previously completed a single-center, open-label Phase 2a proof of concept clinical trial of topsalysin for the treatment of localized low to intermediate risk prostate cancer. The primary objective of the trial was to assess the safety and tolerability of topsalysin when used to selectively target and focally ablate a clinically significant tumor. The potential efficacy was evidenced by histological changes, indicating tumor ablation at six months following treatment.

A total of 18 patients with localized low to intermediate risk prostate cancer were enrolled in the Phase 2a proof of concept clinical trial. The one-time administration of topsalysin was well tolerated with no serious adverse events and no new safety signals being reported. Topsalysin demonstrated an ability to ablate tumor cells in more than 60% of patients (11/18 patients) six months after treatment in a patient population with pre-identified, clinically significant prostate cancer.

All 18 patients enrolled completed the clinical trial. Biopsy data at six months following treatment showed that:

●	Two patients experienced complete ablation of their targeted tumor with no evidence of any tumor remaining at six months;
●	Nine patients experienced a partial response, defined as either a reduction in the maximum cancer core length or a reduction in Gleason pattern; and
●	Seven patients had no response to treatment.

We have also completed the first of two Phase 3 clinical trials that we believe would be required to obtain marketing approval for topsalysin for the treatment of the symptoms of BPH. In October 2013, we initiated our first Phase 3 clinical trial, which we refer to as the “PLUS-1” trial, of topsalysin for the treatment of the lower urinary tract symptoms of BPH. The Phase 3 “PLUS-1” trial was an international, multicenter, randomized, double-blind, and vehicle-controlled trial to assess the efficacy and safety of a single intraprostatic administration of topsalysin (0.6 µg/g prostate) for the treatment of the lower urinary symptoms of BPH. Patients were randomized on a 1:1 ratio to either topsalysin or vehicle-only injection, and then monitored for one year. A total of 479 patients with moderate to severe BPH were enrolled and randomized by September 2014. On November 10, 2015, we announced final results from this trial. Topsalysin demonstrated a statistically significant improvement in International Prostate Symptom Score, or IPSS, total score from baseline over 12 months compared to the vehicle-only control group (7.60 vs. 6.58 point overall improvement; p = 0.043), the primary endpoint of the trial. IPSS is a patient recorded, composite assessment that takes into account factors such as ability to empty the bladder, frequency of urination, intermittency of urination, urgency of urination, weak strength of urine stream, straining while urinating, and having to urinate multiple times at night after going to bed. Topsalysin continues to demonstrate a favorable safety profile, with no evidence of any treatment related sexual or cardiovascular side effects.

Beyond our on-going Phase 2b clinical trial for the treatment of localized prostate cancer, we are not planning on pursuing additional clinical trials, including a potential registration trial for clinically significant localized prostate cancer or a second Phase 3 trial in BPH, unless we obtain additional funding or secure a development partner to fund such new clinical trials. There can be no assurance that such funding or a development partner will be available on acceptable terms or at all. Further, we cannot currently estimate when the clinical development required to seek the regulatory approvals needed to commercialize topsalysin for the treatment of clinically significant localized prostate cancer or the treatment of the symptoms of BPH will be completed

Corporate Information

Our predecessor, Protox Pharmaceuticals Inc., was incorporated in January 2002. We were formed in May 2003 under the predecessor to the British Columbia Business Corporations Act, or the BCBCA, by the amalgamation of Stratos Biotechnologies Inc., Nucleus BioScience Inc. and Brightwave Ventures Inc. under the name SNB Capital Corp. In July 2004, we acquired all of the shares of Protox Pharmaceuticals Inc. in a plan of arrangement under the BCBCA and changed our name to Protox Therapeutics Inc. In January 2005, we amalgamated under the BCBCA with Protox Pharmaceuticals Inc. In April 2011, we announced the relocation of our core activities from Vancouver, British Columbia to San Diego, California in conjunction with the transition of a new senior management team. In connection with this operational realignment, we changed our name to Sophiris Bio Inc., effective April 2, 2012.

Our principal executive office is located at 1258 Prospect Street, La Jolla, California 92037. Our telephone number is (858) 777-1760 and our facsimile number is (858) 412-5693. We are domiciled in Vancouver, British Columbia and our registered and records office is at 2900-550 Burrard Street, Vancouver, British Columbia, V6C 0A3. We also maintain a website at www.sophirisbio.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not part of this prospectus.

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. We will remain an emerging growth company until the earlier of (1) December 31, 2018, (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.07 billion, or (b) in which we are deemed to be a large accelerated filer, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

The Offering

Common shares offered by us	Our common shares having an aggregate offering price of up to $20.0 million.

Common Shares to be outstanding after the offering

Up to 39,963,369 common shares, assuming sales of 9,852,216 common shares in this offering at an assumed offering price of $2.03 per share, which was the last reported sale price of our common shares on the Nasdaq Capital Market on December 6, 2018. The actual number of shares issued will vary depending on the sales prices under this offering.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, Cantor Fitzgerald. See “Plan of Distribution” on page S-[●] of this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds from this offering for general corporate purposes, which may include research and development, capital expenditures, working capital and general and administrative expenses. See “Use of Proceeds” on page S-[●] of this prospectus supplement.

Risk Factors

Investing in our common shares involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page S-[●] of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we authorize for use in connection with this offering.

Nasdaq Capital Market symbol	“SPHS”

The number of common shares to be outstanding after this offering is based on 30,111,153 of our common shares outstanding as of September 30, 2018 and exclude:

•	2,939,635 common shares issuable upon the exercise of outstanding stock options as of September 30, 2018 at a weighted average exercise price of $2.85 per share;

•	5,798,968 common shares issuable upon the exercise of outstanding warrants at an exercise price of $3.94 per share as of September 30, 2018; and

•	71,000 common shares available for future grant under our stock option plan as of September 30, 2018.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which is incorporated by reference in this prospectus supplement, as updated by our quarterly and other reports and all other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, before purchasing our common shares. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common shares could decline, and you may lose some or all of your investment.

Risks Related to Our Business and Industry

We will require significant funding to complete the development and commercialization of topsalysin and we may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our development program or commercialization efforts or cease operations.

Our operations have consumed substantial amounts of cash since inception. Since inception, we have raised approximately $146 million from the sale of equity securities in private placements and public offerings, $28 million from the issuance of debt securities, and $11 million from the exercise of common share purchase warrants. We will need to continue to spend substantial amounts to continue clinical development of topsalysin. We have an ongoing Phase 2b clinical trial to confirm the dose and optimize the delivery of topsalysin for the treatment of patients with clinically significant localized prostate cancer. We will require significant additional funding to advance topsalysin in clinical development outside of this Phase 2b clinical trial. At this point in time we are planning for a Phase 3 clinical trial of topsalysin for the treatment of patients with clinically significant localized prostate cancer subject to obtaining additional financing. We believe the safety and biopsy data from the first administration of topsalysin in our ongoing Phase 2b clinical trial support moving into a potential Phase 3 clinical trial. We will continue to evaluate whether future clinical development will include an option to administer a second dose of topsalysin as we receive more information from the 10 patients who received a second dose in our Phase 2b clinical trial. We will be able to evaluate the inclusion of a second dose of topsalysin in future clinical trials after we receive six month biopsy data from the second administration. We are not planning on pursuing other clinical trials, including a second Phase 3 trial for the treatment of patients with benign prostatic hyperplasia, or BPH, unless we secure a development partner to fund such new clinical trials or obtain financing in excess of the financing required for our prostate cancer development program, which is our development priority. There can be no assurance that such funding or a development partner will be available on acceptable terms or at all.

Not including any proceeds from this offering, we expect that our existing cash, cash equivalents and securities available-for-sale, together with interest thereon, will be sufficient to fund our operations through June 2019, assuming we do not conduct any clinical trials other than our ongoing Phase 2b clinical trial for the treatment of clinically significant localized prostate cancer. As a result, substantial doubt exists over our ability to continue as a going concern from one year from the date of the issuance of our condensed consolidated financial statements for the period ended September 30, 2018. However, changing circumstances may cause us to consume capital significantly faster than we currently anticipate, and we may need to spend more money than currently expected because of circumstances beyond our control. Any clinical development efforts, including our on-going Phase 2b clinical trial and our ongoing operations will require significant funding.

We expect to finance future cash needs through public or private equity offerings, debt financings or strategic partnerships and alliances or licensing arrangements. We cannot be certain that additional funding will be available on acceptable terms, or at all. Subject to limited exceptions, our Loan and Security Agreement with Silicon Valley Bank, or SVB, prohibits us from incurring indebtedness without the prior written consent of SVB. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us we will need to significantly delay, scale back or discontinue the development or commercialization of topsalysin and we may be unable to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our consolidated financial statements, and it is likely that investors will lose all or a part of their investment. Future reports from our independent registered public accounting firm may also contain statements expressing substantial doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms or at all.

We also could be required to:

●	seek collaborators for one or more of our current or future product candidates on terms that are less favorable than might otherwise be available;
●	relinquish or license on unfavorable terms our rights to technologies or product candidates that we otherwise would seek to develop or commercialize ourselves; or
●	seek a third party to acquire us or our assets.

Any of the above events could significantly harm our business, prospects, financial condition and results of operations and cause the price of our common shares to decline.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per common share outstanding prior to this offering. Assuming that an aggregate of 9,852,216 our common shares are sold at a price of $2.03 per share pursuant to this prospectus supplement, which was the last reported sale price of our common shares on the Nasdaq Capital Market on December 6, 2018, for aggregate gross proceeds of $20.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $1.65 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2018 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See “Dilution” in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional our common shares, or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain statements that are not strictly historical in nature and are forward-looking statements within the meaning of Section 27A of the Securities Act and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are subject to the “safe harbor” created by Section 27A of the Securities Act and Section 21E of the Exchange Act and may include, but are not limited to, statements about:

•	the success, cost and timing of our research and development activities and clinical trials, including our clinical trials of topsalysin;

•	our ability to obtain funding for our operations;

•	our ability to obtain and maintain regulatory approval of topsalysin, and any related restrictions, limitations and/or warnings in the label of an approved product candidate;

•	our plans to seek a third-party development partner for the further clinical development of topsalysin beyond our on-going Phase 2b clinical trial for the treatment of localized prostate cancer;

•	our plans to research, develop and commercialize topsalysin;

•	our ability to attract collaborators with development, regulatory and commercialization expertise;

•	the size and growth potential of the market for topsalysin, and our ability to serve that market;

•	our ability to successfully commercialize topsalysin, including our ability to develop sales and marketing capabilities, whether alone or with collaborators;

•	the rate and degree of market acceptance of topsalysin;

•

our ability to obtain and maintain intellectual property protection for our current and any future product candidates and our ability to operate our business without infringing the intellectual property rights of others;

•	regulatory developments in the United States and foreign countries;

•	the performance of our third-party clinical research organizations and manufacturers;

•	the success of competing therapies that are or become available;

•	the loss of key scientific or management personnel;

•	our use of the proceeds from this offering; and

•	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” the negative of these words and words or similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to risks and uncertainties. The underlying information and expectations are likely to change over time. Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus supplement, in the accompanying prospectus, and in our filings with the Securities and Exchange Commission, or SEC. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should understand that our actual future results may be materially different from what we expect. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statements were made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our common shares, you should carefully consider the risk factors discussed or incorporated by reference herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference.

USE OF PROCEEDS

We may issue and sell up to $20.0 million of our common shares from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Cantor Fitzgerald as a source of financing.

We intend to use the net proceeds from this offering for general corporate purposes, which may include research and development, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds, if any, from this offering. Accordingly, we will retain broad discretion over the use of any such proceeds. Pending the use of the net proceeds, from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DILUTION

If you invest in our common shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per common share after this offering.

Our net tangible book value (deficit) as of September 30, 2018 was approximately $(4.0) million, or $(0.13) per share. We calculate net tangible book value (deficit) per share by dividing the net tangible book value (deficit), which is tangible assets less total liabilities, by the number of outstanding our common shares. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per common share immediately after giving effect to this offering.

After giving effect to the assumed sale by us of our common shares in the aggregate amount of $20.0 million in this offering at an assumed offering price of $2.03 per share, which was the last reported sale price of our common shares on the Nasdaq Capital Market on December 6, 2018, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2018 would have been approximately $15.2 million, or $0.38 per common share. This represents an immediate increase in net tangible book value per share of $0.51 to our existing shareholders and an immediate dilution in net tangible book value per share of $1.65 to new investors purchasing common shares in this offering. The following table illustrates this dilution on a per share basis to new investors participating in this offering.

Assumed offering price per share		$2.03
Net tangible book value (deficit) per share as of September 30, 2018	$(0.13)
Increase in as adjusted net tangible book value per share attributable to new investors purchasing shares in this offering	$0.51
As adjusted net tangible book value per share after giving effect to this offering		$0.38
Dilution per share to new investors in this offering		$1.65

The table above assumes, for illustrative purposes, that an aggregate of 9,852,216 our common shares are sold at a price of $2.03 per share, the last reported sale price of our common shares on the Nasdaq Capital Market on December 6, 2018, for aggregate gross proceeds of $20.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.03 per share shown in the table above, assuming all of our common shares in the aggregate amount of $20.0 million during the term of the sales agreement with Cantor Fitzgerald is sold at that price, would result in an increase in the dilution in net tangible book value per share to new investors in this offering to $2.62 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.03 per share shown in the table above, assuming all of our common shares in the aggregate amount of $20.0 million during the term of the sales agreement with Cantor Fitzgerald is sold at that price, would result in a decrease in the dilution in net tangible book value per share to new investors in this offering to $0.72 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The above discussion and table are based on 30,111,153 of our common shares outstanding as of September 30, 2018 and exclude:

•	2,939,635 common shares issuable upon the exercise of outstanding stock options as of September 30, 2018 at a weighted average exercise price of $2.85 per share;

•	5,798,968 common shares issuable upon the exercise of outstanding warrants at an exercise price of $3.94 per share as of September 30, 2018; and

•	71,000 common shares available for future grant under our stock option plan as of September 30, 2018.

To the extent that outstanding options or warrants are exercised, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-based securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM Sales Agreement, dated December 7, 2018, or the Sales Agreement, with Cantor Fitzgerald & Co., or Cantor Fitzgerald, pursuant to which we may offer and sell our common shares from time to time through Cantor Fitzgerald acting as agent, including sales having an aggregate gross sales price of up to $20.0 million pursuant to this prospectus supplement. The Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus supplement is a part. See “Where You Can Find More Information” below.

Upon delivery of a placement notice, Cantor Fitzgerald may sell the common shares by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. Subject to the terms of the placement notice, Cantor Fitzgerald may also sell the common shares by any other method permitted by law, including in privately negotiated transactions.

Cantor Fitzgerald will offer the common shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Cantor Fitzgerald. We will designate the maximum number of common shares to be sold through Cantor Fitzgerald on a daily basis or otherwise determine such maximum number together with Cantor Fitzgerald. Subject to the terms and conditions of the Sales Agreement, Cantor Fitzgerald will use its commercially reasonable efforts to sell on our behalf all of the common shares so designated or determined. We may instruct Cantor Fitzgerald not to sell common shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or Cantor Fitzgerald may suspend the offering of common shares being made through Cantor Fitzgerald under the Sales Agreement upon proper notice to the other party.

We will pay Cantor Fitzgerald commissions, in cash, for its services in acting as agent in the sale of our common shares. Cantor Fitzgerald will be entitled to compensation at a commission rate of 3.0% of the aggregate gross proceeds from each sale of our common shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor Fitzgerald for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed sales compensation to Cantor Fitzgerald in connection with this offering. We estimate that the total expenses for the offering, excluding compensation and expense reimbursement payable to Cantor Fitzgerald under the terms of the Sales Agreement, will be approximately $150,000.

Settlement for sales of common shares will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor Fitzgerald may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor Fitzgerald will use its commercially reasonable efforts, consistent with its normal sales and trading practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market, to solicit offers to purchase the common shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common shares on our behalf, Cantor Fitzgerald may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We or Cantor Fitzgerald may suspend the offering of common shares by notifying the other party. We have agreed to provide indemnification and contribution to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act.

The offering and sale of our common shares pursuant to the Sales Agreement will terminate as permitted therein. We and Cantor Fitzgerald may each terminate the Sales Agreement at any time upon ten (10) days’ prior notice.

Cantor Fitzgerald and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor Fitzgerald will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Cantor Fitzgerald and Cantor Fitzgerald may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

We are being represented by Cooley LLP, San Diego, California. The validity of the securities offered by this prospectus supplement and the accompanying prospectus and legal matters relating to Canadian law will be passed upon for us by Fasken Martineau DuMoulin LLP, Vancouver, British Columbia. Covington & Burling LLP, New York, New York is counsel to the sales agent in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common shares we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus supplement and the accompanying prospectus. Later information filed with the SEC will update and supersede this information. The SEC’s Internet site can be found at www.sec.gov.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination of the offering of the shares covered by this prospectus supplement (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 21, 2018;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2018 (other than the portions thereof which are furnished and not filed);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 14, 2018, August 14, 2018 and November 13, 2018, respectively;

•	our Current Reports on Form 8-K filed with the SEC on June 25, 2018, June 28, 2018 and August 30, 2018; and

•

the description of our common shares contained in our registration statement on Form 8-A, filed with the SEC on August 9, 2013, including all amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Investor Relations

Sophiris Bio Inc.

1258 Prospect Street

La Jolla, CA 92037

(858) 777-1760

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS

Sophiris Bio Inc.

$100,000,000

Common shares

Preferred shares

Warrants

From time to time, we may offer up to $100,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common shares trade on The NASDAQ Capital Market, or NASDAQ, under the ticker symbol “SPHS”. On August 23, 2017, the last reported sale price per common share was $1.91 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on NASDAQ or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

As of August 23, 2017, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $57.4 million based on 30,064,903 common shares held by non-affiliates and the last reported sale price of our common shares on such date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our common shares held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 30, 2017.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information By Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

i

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context indicates otherwise, as used in this prospectus, the terms “Sophiris,” “the Company,” “we,” “us” and “our” refer to Sophiris Bio Inc.

Company Overview

We are a clinical-stage biopharmaceutical company focused on developing innovative products for the treatment of urological diseases. We are headquartered in San Diego, California and our common shares currently trade on The NASDAQ Capital Market. We are currently developing topsalysin (PRX302) as a treatment for clinically significant localized prostate cancer and as a treatment for the lower urinary tract symptoms of benign prostatic hyperplasia, or BPH, commonly referred to as an enlarged prostate. In 2004, we licensed exclusive rights to topsalysin from UVIC Industry Partnerships Inc., or UVIC, and The Johns Hopkins University, or Johns Hopkins, for the treatment of prostate cancer and in 2009, we licensed exclusive rights to topsalysin from UVIC and Johns Hopkins for the treatment of the symptoms of BPH. In April 2010, we entered into an exclusive license agreement with Kissei Pharmaceuticals Co., Ltd., or Kissei, pursuant to which we granted Kissei the right to develop and commercialize topsalysin in Japan for the treatment of the symptoms of BPH, prostate cancer, prostatitis or other diseases of the prostate.

Topsalysin, a genetically modified recombinant protein, is delivered via ultrasound-guided injection directly into the prostate. This membrane-disrupting protein is selectively activated by enzymatically active prostate specific antigen, or PSA, which is only present in the prostate, leading to localized cell death and tissue disruption without damage to neighboring tissue and nerves. This method of administration limits the circulation of the drug in the body, and we believe that this limited systemic exposure to the drug, together with how the drug is activated in the prostate, greatly diminishes the risk of side effects.

We have initiated a second Phase 2 clinical trial to confirm the dose and optimize the delivery of topsalysin for the treatment of clinically significant localized prostate cancer. We believe that the highly targeted mechanism by which topsalysin selectively destroys prostate tissue in BPH makes topsalysin a potential targeted focal treatment for localized prostate cancer. This study will utilize previously obtained MRI images of each patient’s prostate mapped to real time 3D ultrasound to target the delivery of topsalysin directly into and around a pre-identified clinically significant tumor. A clinically significant tumor is defined in our study as, either a Gleason score 6 (pattern 3+3) and greater than or equal to 6 mm Maximum Cancer Core Length, or MCCL, or a Gleason score 7 (pattern 3+4 or 4+3) and lesser than or equal to 10 mm MCCL, which is thought to have the potential to progress and would therefore warrant treatment. (A Gleason score is a grading system utilized to describe how aggressive a prostate tumor is and how likely it is to spread. Generally, there are five recognized Gleason histological scores and a higher Gleason score indicates a more aggressive tumor.) The primary objective of the study is safety and tolerability of an injection of topsalysin and the key efficacy variable is focal ablation of a clinically significant lesion on biopsy at 24 weeks. This study is enrolling approximately 40 patients at clinical sites in the UK and US. Five clinical trial sites have been initiated and additional sites are in the process of being initiated. Based on our expected enrollment timeline, we expect to receive biopsy data for all patients conducted 24 weeks after the initial dose in the first quarter of 2018 assuming enrollment is completed as expected.

Based upon the results of the 24 week biopsy, the study includes an option to potentially re-treat the targeted lesion area with a second dose of topsalysin, with a targeted biopsy to occur 24 weeks following the second dose. In order to be eligible for a second dose, a patient cannot have experienced a significant adverse event attributable to topsalysin or the dosing procedure from the first dose and a patient will need to have had a clinical response from the first dose but still have the presence of a clinically significant lesion area. Based on our current timeline, we expect to have final biopsy data on all patients who receive a second dose in the fourth quarter of 2018.

We have completed a single-center, open-label Phase 2a proof of concept clinical trial of topsalysin for the treatment of localized low to intermediate risk prostate cancer. The primary objective of the trial was to assess the safety and tolerability of topsalysin when used to selectively target and focally ablate a clinically significant tumor. The potential efficacy was evidenced by histological changes, indicating tumor ablation at six months following treatment.

A total of 18 patients with localized low to intermediate risk prostate cancer were enrolled in the Phase 2a proof of concept clinical trial. On June 9, 2016, we announced the biopsy results from all 18 patients enrolled in the Phase 2a proof-of-concept study of topsalysin for the treatment of localized prostate cancer. The one-time administration of topsalysin was well tolerated with no serious adverse events and no new safety signals being reported. Topsalysin demonstrated an ability to ablate tumor cells in 50 percent of patients (9/18 patients) six months after treatment in a patient population with pre-identified, clinically significant prostate cancer. In preparation for the presentation of the Phase 2a proof of concept clinical trial data for an upcoming medical conference, we recently determined that 2 patients who were initially reported as having no response to treatment should have been reported as having a partial response to treatment. Taking into account the updated results, topsalysin demonstrated an ability to ablate tumor cells in more than 60 percent of patients (11/18 patients) six months after treatment in a patient population with pre-identified, low to intermediate risk prostate cancer.

All 18 patients enrolled completed the study. Biopsy data at six months following treatment showed that:

●	Two patients experienced complete ablation of their targeted tumor with no evidence of any tumor remaining at six months;

●	Nine patients experienced a partial response, defined as either a reduction in the maximum cancer core length or a reduction in Gleason pattern; and

●	Seven patients had no response to treatment.

We have also completed the first of two Phase 3 clinical trials that we believe would be required to obtain marketing approval for topsalysin for the treatment of the symptoms of BPH. In October 2013 we initiated our first Phase 3 clinical trial, which we refer to as the “PLUS-1” trial, of topsalysin for the treatment of the lower urinary tract symptoms of BPH. The Phase 3 “PLUS-1” trial was an international, multicenter, randomized, double-blind, and vehicle-controlled trial to assess the efficacy and safety of a single intraprostatic administration of topsalysin (0.6 µg/g prostate) for the treatment of the lower urinary symptoms of BPH. Patients were randomized on a 1:1 ratio to either topsalysin or vehicle-only injection, and then monitored for one year. A total of 479 patients with moderate to severe BPH were enrolled and randomized by September 2014. On November 10, 2015, we announced final results from this trial. Topsalysin demonstrated a statistically significant improvement in International Prostate Symptom Score, IPSS, total score from baseline over 12 months compared to the vehicle-only control group (7.60 vs. 6.58 point overall improvement; p = 0.043), the primary endpoint of the trial. (IPSS is a patient recorded, composite assessment that takes into account factors such as ability to empty the bladder, frequency of urination, intermittency of urination, urgency of urination, weak strength of urine stream, straining while urinating, and having to urinate at night after going to bed.) Topsalysin continues to demonstrate a favorable safety profile, with no evidence of any treatment related sexual or cardiovascular side effects.

We are currently not planning on pursuing a second Phase 3 trial in BPH, unless we secure a development partner to fund such new clinical trial or obtain other financing. There can be no assurance that such funding or a development partner will be available on acceptable terms or at all. For that reason, we cannot currently estimate when the clinical development required to seek the regulatory approvals needed to commercialize topsalysin for the treatment of the symptoms of BPH will be completed.

Corporate Information

Our predecessor, Protox Pharmaceuticals Inc., was incorporated in January 2002. We were formed in May 2003 under the predecessor to the British Columbia Business Corporations Act, or the BCBCA, by the amalgamation of Stratos Biotechnologies Inc., Nucleus BioScience Inc. and Brightwave Ventures Inc. under the name SNB Capital Corp. In July 2004, we acquired all of the shares of Protox Pharmaceuticals Inc. in a plan of arrangement under the BCBCA and changed our name to Protox Therapeutics Inc. In January 2005, we amalgamated under the BCBCA with Protox Pharmaceuticals Inc. In April 2011, we announced the relocation of our core activities from Vancouver, British Columbia to San Diego, California in conjunction with the transition of a new senior management team. In connection with this operational realignment, we changed our name to Sophiris Bio Inc., effective April 2, 2012.

Our principal executive office is located at 1258 Prospect Street, La Jolla, California 92037. Our telephone number is (858) 777-1760 and our facsimile number is (858) 412-5693. We are domiciled in Vancouver, British Columbia and our registered and records office is at 2900-550 Burrard Street, Vancouver, British Columbia, V6C 0A3. We also maintain a website at www.sophirisbio.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not part of this prospectus.

Sophiris, the Sophiris logo and other trademarks or service marks of Sophiris appearing in this prospectus are the property of Sophiris. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) December 31, 2018, (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.07 billion, or (b) in which we are deemed to be a large accelerated filer, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

The Securities We May Offer

We may offer our common shares and preferred shares and warrants to purchase any of such securities, up to a total aggregate offering price of $100,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate offering price;

●	rates and times of payment of dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking, if applicable;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

●	the names of those underwriters or agents;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the estimated net proceeds to us.

Common Shares. We may issue our common shares from time to time. The holders of common shares are entitled to receive notice of any meeting of our shareholders, except those meetings at which only the holders of shares of another class or of a particular series are entitled to vote separately as a class or series, and to attend any such meeting and vote their common shares on all matters submitted to a vote of the shareholders, including the election of directors. Each common share entitles its holder to one vote. Subject to the rights of the holders of preferred shares, the holders of common shares are entitled to receive, on a pro-rata basis, such dividends as our board of directors may declare out of funds legally available for this purpose. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive, on a pro-rata basis, all of our assets remaining after payment of all of our liabilities, subject to the rights of holders of preferred shares. Otherwise, the common shares carry no preemptive, conversion or subscription rights.

Preferred Shares. We may issue our preferred shares from time to time, in one or more series. Our board of directors may authorize the issuance of preferred shares from time to time in one or more series, each series comprising the number of shares, designation, rights, privileges, restrictions and conditions determined by our board of directors. The preferred shares may have voting or conversion rights that could have the effect of restricting dividends on our common shares, diluting the voting power of our common shares, impairing the rights of our common shares in the event of our dissolution, liquidation or winding-up or otherwise adversely affect the rights of holders of our common shares. The holders of preferred shares are entitled to receive notice of any meeting of our shareholders and to attend and vote, except as otherwise provided in the rights and restrictions attached to the shares by the board of directors.

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred shares of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred shares we are offering before the issuance of the related series of preferred shares. We urge you to read the prospectus supplements (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred shares being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred shares.

Warrants. We may issue warrants for the purchase of common shares and/or preferred shares in one or more series. We may issue warrants independently or together with common shares and/or preferred shares, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

All dollar amounts in this prospectus expressed on as as-converted basis are calculated using conversion rates as of June 30, 2017 unless otherwise noted.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “pro forma,” or “anticipates,” or other similar words (including their use in the negative), or by discussions of future matters such as the development of new products, technology enhancements, possible collaborations and other statements that are not historical. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

FINANCIAL RATIOS

The following table sets forth our ratio of earnings to combined fixed charges and preference securities dividends for each of the periods indicated. The following table is qualified by the more detailed information appearing in the computation table set forth in Exhibit 12.1 to the registration statement of which this prospectus is part and historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

	Year ended December 31,					Six months ended
	2012	2013	2014	2015	2016	June 30, 2017
Ratio of combined fixed charges and preference dividends to earnings (1,2)	-	-	-	-	-	-

(1)

Fixed charges consist of interest expense on debt outstanding, amortization of debt discount and deferred financing costs and an estimate of the interest portion of rental expense. We have not included a ratio of earnings to combined fixed charges and preferred share dividends because we do not have any preferred shares outstanding as of the date of this prospectus.

(2)

Earnings were insufficient to cover fixed charges by $21.2 million, $11.1 million, $30.7 million, $14.2 million and $11.2 million for the years ended December 31, 2012, 2013, 2014, 2015 and 2016, respectively, and $2.0 million for the six months ended June 30, 2017.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include research and development, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds primarily in a money market mutual fund with a large financial institution.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of unlimited common shares, with no par value, and unlimited preferred shares, with no par value. The following is a summary of the rights of our common and preferred shares and some of the provisions of our notice of articles and articles. This summary is not complete. For more detailed information, please see our notice of articles and articles, which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the BCBCA.

As of June 30, 2017, 30,111,153 common shares were outstanding and no preferred shares were outstanding.

Common Shares

The holders of common shares are entitled to receive notice of any meeting of our shareholders, except those meetings at which only the holders of shares of another class or of a particular series are entitled to vote separately as a class or series, and to attend any such meeting and vote their common shares on all matters submitted to a vote of the shareholders, including the election of directors. Each common share entitles its holder to one vote. Our notice of articles and articles do not provide for cumulative voting rights. Because of this, the holders of a majority of the common shares entitled to vote in any election of directors can elect all of the directors standing for election. Shareholder resolutions are generally required to be approved by a majority of votes cast by shareholders, who vote in person or by proxy, in respect of the resolution. However, the BCBCA and our articles require that certain extraordinary corporate actions, such as amalgamations (other than with certain affiliated corporations), continuances, liquidations, dissolutions, arrangements, and sales, leases or exchanges of all, or substantially all, of the assets of the corporation other than in the ordinary course of business, are required to be approved by a “special resolution”, where a special majority of two-thirds of the votes cast by shareholders, who vote in person or by proxy, in respect of the resolution. Subject to the rights of the holders of preferred shares, the holders of common shares are entitled to receive, on a pro-rata basis, such dividends as our board of directors may declare out of funds legally available for this purpose. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive, on a pro-rata basis, all of our assets remaining after payment of all of our liabilities, subject to the rights of holders of preferred shares. Otherwise, the common shares carry no preemptive, conversion or subscription rights. All of our outstanding common shares are, and the common shares to be issued in this offering will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Shares

Our board of directors may authorize the issuance of preferred shares from time to time in one or more series, each series comprising the number of shares, designation, rights, privileges, restrictions and conditions determined by our board of directors. The preferred shares may have voting or conversion rights that could have the effect of restricting dividends on our common shares, diluting the voting power of our common shares, impairing the rights of our common shares in the event of our dissolution, liquidation or winding-up or otherwise adversely affect the rights of holders of our common shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control and may adversely affect the market price of our common shares and may preclude shareholders from realizing a potential premium over the market value of their shares. The holders of preferred shares are entitled to receive notice of any meeting of our shareholders and to attend and vote, except as otherwise provided in the rights and restrictions attached to the shares by the board of directors. As at the date hereof, there were no preferred shares issued and outstanding.

Warrants

As of June 30, 2017, there were 5,725,413 common share purchase warrants outstanding, which expire between July 15, 2018 and August 26, 2021. Each of these warrants entitles the holder to purchase one common share at prices ranging between $1.40 and $28.17, per common share. Each of these warrants has a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our common shares at the time of exercise of the warrant after deduction of the aggregate exercise price. Each of these warrants also contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations and reclassifications and consolidations.

Amendment to our Articles

Provisions in the BCBCA and in our articles require approval of our board of directors and the holders of a special majority of our outstanding share capital to amend our articles and our notice of articles, being two-thirds of the votes cast in person or by proxy at a shareholders meeting.

Ownership and Exchange Controls

There is currently no law, governmental decree or regulation in Canada that restricts the export or import of capital, or which would affect the remittance of dividends, interest or other payments by us to non-resident holders of our common shares, other than withholding tax requirements.

There is currently no limitation imposed by Canadian law or our notice of articles or articles on the right of non-residents to hold or vote our common shares, other than those imposed by the Investment Canada Act and the Competition Act (Canada). These acts will generally not apply except where control of an existing Canadian business or company, which has Canadian assets or revenues over a certain threshold, is acquired and will not apply to trading generally of securities listed on a stock exchange.

Listing on The NASDAQ Capital Market

Our common shares are listed on The NASDAQ Capital Market under the symbol “SPHS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares in the United States and Canada is Computershare Investor Services Inc., with a mailing address at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9. The transfer agent for any series of preferred shares that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common shares or preferred shares and may be issued in one or more series. Warrants may be issued independently or together with common shares or preferred shares offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

●	the title of such securities;

●	the offering price or prices and aggregate number of warrants offered;

●	the currency or currencies for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	if applicable, the minimum or maximum amount of such warrants which my be exercised at any one time;

●

in the case of warrants to purchase common shares or preferred shares, the number of shares of common shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	the terms of any rights to force the exercise of the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common shares or preferred shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

MATERIAL DIFFERENCES BETWEEN THE BCBCA AND THE DGCL

Our corporate affairs are governed by our articles of association and the provisions of applicable laws of British Columbia, including the British Columbia Business Corporations Act, or the BCBCA. The BCBCA differs from the various state laws applicable to U.S. corporations and their shareholders. The following table provides a summary of the material differences between the provisions of the BCBCA and the Delaware General Corporation Law, or the DGCL.

Authorized Share Capital

As permitted by the BCBCA and our articles, our authorized share capital consists of (i) an unlimited number of common shares without par value, with special rights and restrictions attached and (ii) an unlimited number of preferred shares without par value, with special rights and restrictions attached.

Under our articles, the directors have the authority to issue preferred shares in one or more series, with such designations and special rights and restrictions as the directors may determine.

Under the DGCL, a corporation’s certificate of incorporation must specify the number of shares of each class of stock and their par value, or include a statement that such shares are without par value. The certificate of incorporation must also set forth the designations, powers, preferences, rights, qualifications, limitations and restrictions of each class of shares, if any. Under the DGCL, a corporation’s certificate of incorporation give the board of directors the authority to issue preferred stock in one or more series, with such designations and special rights and restrictions as determined by the board of directors.

Dividends

Under the BCBCA and our articles, dividends may be declared at the discretion of the board of directors. Any dividends declared shall be subject to the rights, if any, of shareholders holding shares with special rights as to dividends. Our directors may declare dividends unless there are reasonable grounds for believing that Sophiris is insolvent or the payment of such dividends would render Sophiris insolvent.

The DGCL generally provides that, subject to certain restrictions, the directors of a corporation may declare and pay dividends upon the shares of its capital stock either out of the corporation’s surplus or, if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Further, the holders of preferred or special stock of any class or series may be entitled to receive dividends at such rates, on such conditions and at such times as stated in the certificate of incorporation.

Shareholder Action by Written Consent

Under the BCBCA and our articles, shareholder action without a meeting may be taken by written resolution signed by all of the shareholders who would be entitled to vote on the relevant issue at a general meeting.

Under the DGCL, any action required or permitted to be taken at a stockholder meeting may be taken without a meeting if consents in writing are signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless otherwise provided in the certificate of incorporation. Typically, U.S. public company certificates of incorporation prohibit actions by written consent of the stockholders.

Election of Directors

Neither our articles nor the BCBCA provide for cumulative voting.	Under the DGCL, stockholders are not entitled to cumulative voting in the election of directors unless provided for in the corporation’s certificate of incorporation.

Removal of Directors

As permitted under the BCBCA, our articles provide that a director may be removed before the expiration of their term by a special resolution of shareholders. Our articles also provide that the directors may remove any director before the expiration of their term if the director is convicted of an indictable offence or if the director ceases to be qualified to act as a director.

Under the DGCL any director may be removed, with or without cause, by the affirmative vote of a majority of the shares then entitled to vote at an election of directors, unless the board is classified, cumulative voting is permitted by the certificate of incorporation or the certificate of incorporation provides otherwise.

Required Vote for Certain Transactions

Under the BCBCA, certain extraordinary corporate actions, such as continuances, certain amalgamations, sales, leases or other dispositions of all, or substantially all of, the property of a corporation (other than in the ordinary course of business), liquidations, dissolutions and certain arrangements, are required to be approved by special resolution of shareholders.

Under the DGCL, certain mergers, consolidation, sale, lease, exchange or other disposition of all, or substantially all, the property and assets of a corporation or dissolution of the corporation requires the approval of a majority of the outstanding voting stock of the corporation entitled to vote thereon.

Amendment of Organizing Documents

As permitted by the BCBCA, under our articles, any amendment to the notice of articles or articles generally requires approval by an ordinary or special resolution of the shareholders. In the event that an amendment to the articles would prejudice or interfere with a right or special right attached to issued shares of a class or series of shares, such amendment must be approved separately by the holders of the class or series of shares being affected.

The DGCL provides that a corporation may amend its certificate of incorporation if its board of directors has adopted such amendment, followed by the affirmative vote of a majority of the outstanding voting stock and a majority of the outstanding shares of each class entitled to vote on the amendment as a class. In the event the amendment would alter the aggregate number of authorized shares of a class of stock, their par value, or the powers, preferences or special rights of the shares of a class so as to affect them adversely, the holders of the outstanding shares of the class are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation.

Quorum of Shareholders

As permitted under the BCBCA, our articles provide that a quorum for general meetings of shareholders is two persons present and being, or representing by proxy, shareholders holding in the aggregate not less than 5% of the issued shares entitled to be voted at the meeting.

Under the DGCL, unless otherwise provided in the certificate of incorporation, with respect to any matter, a quorum for a meeting of stockholders requires the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy.

Shareholder Access to Corporate Records

Under the BCBCA, specified books and records of the corporation must be available for inspection by any of our shareholders at the registered and records office.

Under the DGCL, a stockholder of record has the right to inspect the books and records of the corporation, provided that such inspection is for a proper purpose which is reasonably related to such stockholder’s interest as a stockholder.

Annual Meetings of Shareholders

Our articles provide that an annual general meeting must be held at least once in each calendar year, and not more than 15 months after the last annual reference date, at such time and place as may be determined by the directors. An annual meeting of shareholders may be held at a location outside British Columbia if the location for the meeting is approved by a directors’ resolution. Sophiris must provide notice of the annual general meeting to each shareholder entitled to attend the meeting, to each director and to the auditor of the company at least 21 days before the meeting date.

Under the DGCL, a corporation must hold an annual meeting of stockholders in a place designated by the certificate of incorporation or bylaws, whether inside or outside of Delaware, or, if not so designated, as determined by the board of directors and on a date and at a time designated in the bylaws, except as otherwise provided by law. Written notice of every meeting of stockholders must be given to each stockholder of record not less than 10 nor more than 60 days before the date of the meeting.

Special Meetings of Shareholders

Under our articles, the directors have the power at any time to call a meeting of the shareholders. Under the BCBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a general meeting may requisition the directors to call a meeting of shareholders.

Under the DGCL, special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or the bylaws. Typically public company certificates of incorporation do not authorize shareholders to call special meetings.

Anti-takeover Provisions and Interested Shareholder Transactions

As permitted by the BCBCA, our articles provide that our board of directors may fix the number of preferred shares in, and determine the designation of the shares of, each series and create, define and attach rights and restrictions to the preferred shares without shareholder approval. Neither the BCBCA nor our articles restrict us from adopting a shareholder rights plan. The BCBCA does not restrict related party transactions. However, in Canada takeovers and other related party transactions are addressed in provincial securities legislation and policies which may apply to us.

Under the DGCL, a certificate of incorporation may provide the board of directors with the ability to designate the terms of and issue a new class or series of preferred stock, and to issue a stockholder rights plan. Delaware corporations are subject to Delaware’s “business combination” statute. In general, such statute prohibits a corporation from engaging in any business combination transactions with an interested stockholder for a period of three years after the time that the stockholder became an interested stockholder, unless approved by the board of directors beforehand or upon satisfaction of other criteria.

Interested Director Transactions

Under the BCBCA and our articles, a director who has a conflict of interest in any transaction must promptly disclose the nature and extent of the conflict and may not vote on any board resolutions to approve such transaction unless all directors of the corporation are interested, in which case any or all of them may vote. Excluded directors will, however, count for purposes of quorum. A director is liable to account to the corporation for any profit that accrues to the director under or as a result of the interested transaction.

Under the DGCL, a transaction in which a director of the corporation has a conflict of interest is not void or voidable solely because of the director’s conflict, solely because the director is present at or participates in the meeting of the board of directors or committee which authorizes the transaction or solely because any such director’s vote is counted for such purpose, if (a) the material facts of the conflict of interest are known to or disclosed to the board of directors or the committee and the board of directors or committee in good faith authorizes the transaction by a majority of the votes of the disinterested directors, (b) the material facts of the conflict of interest are known or disclosed to the stockholders of the corporation and the transaction is approved in good faith by the stockholders, or (c) the board of directors can demonstrate that the transaction is fair as to the corporation as of the time it is approved by the board of directors, committee or stockholders.

Directors’ and Officers’ Liability and Indemnification

Our articles provide that Sophiris must indemnify a director, former director or alternative director of Sophiris and his or her heirs and legal personal representatives, as set out in the BCBCA, against all eligible penalties to which such person is or may be liable, and Sophiris must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with Sophiris on the terms of the indemnity contained in our articles. In addition, Sophiris may indemnify any other person in accordance with the BCBCA.

Under the DGCL, a corporation has the power to indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or any person who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, in each case by reason of the fact that the person is or was a director, office, employee or agent of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and subject to certain other limitations.

Oppression Remedy

The BCBCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to any shareholder, which includes a beneficial shareholder or any other person who, in the court’s discretion, is a proper person to make such an application. The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other applicants.

The DGCL does not expressly provide for a similar remedy.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Subject to applicable law, only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

A global security may be terminated in certain situations as described under “-Special Situations When A Global Security Will Be Terminated,” or we may issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Subject to applicable law, our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

In general, a global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “-Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will be an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated or applicable laws require otherwise. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.

If securities are issued only as global securities, an investor should be aware of the following:

●

unless applicable laws provide otherwise, an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

●

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

●

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at negotiated prices; or

●	a combination of these pricing methods.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of NASDAQ or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker otherwise than on NASDAQ or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on NASDAQ may engage in passive market making transactions in the securities on NASDAQ in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

We are being represented by Cooley LLP, San Diego, California. The validity of the securities being offered by this prospectus and legal matters relating to Canadian laws will be passed upon for us by Fasken Martineau DuMoulin LLP, Vancouver, British Columbia.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Sophiris. The address of the SEC website is www.sec.gov.

We maintain a website at www.sophirisbio.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-36054. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

●	our Annual Report on Form 10-K for the year ended December 31, 2016 (other than information furnished rather than filed), filed with the SEC on March 27, 2017;

●

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 (other than information furnished rather than filed), filed with the SEC on May 15, 2017 and August 10, 2017, respectively;

●	our Current Reports on Form 8-K, filed with the SEC on March 17, 2017 and June 2, 2017 (other than portions of those documents not deemed to be filed);

●	the portions of our Definitive Proxy Statement on Schedule 14A filed on April 13, 2017 that are deemed “filed” with the SEC; and

●

the description of our common shares in our Registration Statement on Form 8-A (File No. 333-186724) filed on August 9, 2013, including any amendment or reports filed for the purpose of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 1258 Prospect Street, La Jolla, California 92037 or telephoning us at (858) 777-1760.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

 $20,000,000

Common Shares

Prospectus Supplement

December 7, 2018